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24(b)(4)(a)(iii)

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:                  [QUALIFIED]                    MATURITY DATE:     [06/08/2056]

CONTRACT DATE:                     [01/01/2011]                   CONTRACT NUMBER:   [000000005]

INITIAL PAYMENT:                   [$2,000.00]                    GOVERNING LAW:     [YS]

OWNER:                             [JOHN X. DOE]                  CO-OWNER:          [ ]

ANNUITANT:                         [JOHN X. DOE]                  OWNER'S AGE:       [45]

CO-ANNUITANT:                      [ ]                            ANNUITY OPTION:    [Life 10-Year Certain]

PLAN                               [VENTURE W L MARKETING NAME]

MINIMUM GUARANTEED INTEREST RATE   [3.0%] per year
ON FIXED ACCOUNTS

ASSET FEE                          [1.75% years 1-5]
                                   [1.25% years 6-7]
                                   [1.10% years 8+]

ANNUAL FEE                         [$30.00(1)]

                                   [(1) Prior to the Maturity Date, when the Annual Fee is to be assessed, if the sum of all your Investment Accounts exceeds $[100,000], the
                                   Annual Administration Fee will be waived.]


MINIMUM DEATH BENEFIT              [The sum of all Payments made, less any amount deducted in connection with partial withdrawals.

                                   For purposes of calculating the Minimum Death Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times (ii), where (i) is equal to the Minimum Death Benefit prior to the withdrawal, and (ii) is equal to the partial withdrawal amount divided by the Contract Value prior to the partial withdrawal.]

PAYMENT LIMITS                     The initial Payment is shown above. Additional Payments may be made subject to the following limits:

                                        (a)  Each additional Payment must be at least [$30];

                                        (b)  No additional Payment will be accepted without our prior approval on or after the [first] Contract Anniversary;

                                        (c)  If a Payment would cause the Contract Value to exceed
                                             [$1,000,000], or the Contract Value already exceeds
                                             [$1,000,000], no additional Payments will be accepted without our prior approval.

SP.VENWL.11                                                           [National]


                                       S.1

TRANSFER CHARGES AND LIMITATIONS   We reserve the right, upon notice, to impose a transaction charge for
- BEFORE MATURITY DATE             transfers. In the event a charge is imposed, it will not exceed [the lesser of $25.00 or 2%] of the amount of each transfer.

                                   We reserve the right, upon notice, to limit the amount of the transfer and the maximum number of transfers that can be made.

                                   You must transfer at least [$300] or, if less, the entire amount in the
                                   Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than [$100], then we will transfer the entire amount instead of the requested amount.

                                   Should we limit the maximum number of transfers that can be made per
                                   Contract Year, that limit will be no less than [one per month or six] at any time within a Contract Year.

TRANSFER CHARGES AND LIMITATIONS   We reserve the right, upon notice, to limit the maximum number of
- ON OR AFTER MATURITY DATE        transfers you may make per Contract Year after variable annuity payments have begun.

                                   If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers per Contract Year shall be no less than [4.]

LIMITATIONS ON AMOUNT OF PARTIAL   Any withdrawal from an Investment Account must be at least [$300] or the
WITHDRAWALS                        entire balance of the Investment Account, if less. If after the withdrawal, the amount remaining in that Investment Account is less than
                                   [$100], then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Account. If a partial withdrawal would reduce the Contract Value to less than [$300], or if the amount requested is greater than or equal to the amount available as a total withdrawal, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.

TABLE OF WITHDRAWAL CHARGES          Number of Complete Years     Withdrawal Charge
                                   Payment has been in Contract      Percentage
                                   ----------------------------   -----------------
                                               [0]                       [6%]
                                               [1]                       [5]
                                               [2]                       [4]
                                               [3]                       [3]
                                              [4+]                       [0]

                                   Withdrawal charges are applied to liquidated purchase payments. Purchase payments are liquidated when the amount of a withdrawal during a
                                   Contract Year exceeds the free withdrawal amount for that year. The amount of the payments liquidated equals the amount of the withdrawal in excess of the free withdrawal amount. A total withdrawal liquidates all unliquidated purchase payments.

FREE WITHDRAWAL AMOUNT             The Free Withdrawal Amount is defined as the greater of:

                                        (a)  the excess of the Contract Value on the date of withdrawal over the unliquidated Payments, or

                                        (b)  the excess of (i) over (ii), where:

                                             (i)  equals [10%] times the total Payments; and

                                             (ii) equals 100% of all prior partial withdrawals, in that
                                                  Contract Year.

SP.VENWL.11                                                           [National]


                                       S.2

INITIAL ALLOCATION OF NET          (SEE REVERSE FOR ALL AVAILABLE OPTIONS)
PAYMENT:

[FIXED INVESTMENT OPTIONS:                       INITIAL       INITIAL GUARANTEE
                                              INTEREST RATE     PERIOD EXPIRES ]
VARIABLE INVESTMENT OPTIONS:
[Core Allocation]                  [100.00%]

TOTAL                               100.00%

SP.VENWL.11                                                           [National]


                                       S.3

                          AVAILABLE INVESTMENT OPTIONS

[FIXED INVESTMENT OPTIONS]
[6 Month DCA]
[12 Month DCA]

VARIABLE INVESTMENT OPTIONS

     [Core Allocation]
     [Core Balanced]
     [Core Disciplined Diversification]
     [Core Fundamental Holdings]
     [Core Global Diversification]
     [Core Strategy]
     [Lifestyle Balanced]
     [Lifestyle Conservative]
     [Lifestyle Growth]
     [Lifestyle Moderate]
     [Ultra Short Term Bond]
     [Total Bond Market A]
     [Money Market]

SP.VENWL.11                                                           [National]


                                       S.4

[ENHANCED DEATH BENEFIT RIDER MARKETING NAME]

[RIDER DATE:]                  [01/01/2011]
[RIDER FEE PERCENTAGE:]        [0.20%]

[TOTAL ASSET FEE PERCENTAGE
(ASSET FEE + RIDER FEE)]       [1.95% years 1-5]
                               [1.45% years 6-7]
                               [1.30% years 8+]

[GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER MARKETING NAME]

[RIDER DATE]                   [01/01/2011]
[RIDER FEE PERCENTAGE]         [0.90%]

                             BENEFICIARY INFORMATION

[Jane Doe]

                                   DISCLOSURES

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]

SP.VENWL.11                                                           [National]


                                       S.5